Exhibit 5.1

April 19, 2022

Inozyme Pharma, Inc.

321 Summer Street, Suite 400

Boston, Massachusetts 02210

Re:	Inozyme Pharma, Inc.

Registration Statement on Form S-3 (File No. 333-258702)

Ladies and Gentlemen:

This opinion is furnished to you in connection with (i) the above-referenced registration statement (the “Registration Statement”) on Form S-3 (filed by Inozyme Pharma, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of, among other things, shares of Common Stock, $0.0001 par value per share, of the Company (the “Common Stock”), and warrants to purchase shares of Common Stock, and (ii) the prospectus supplement, dated April 14, 2022 (the “Prospectus Supplement” and, together with the prospectus contained in the Registration Statement, the “Prospectus”), relating to the issuance and sale by the Company pursuant to the Registration Statement of up to 16,276,987 shares of Common Stock (the “Shares”) and pre-funded warrants (the “Warrants”) to purchase up to an aggregate of 3,523,013 shares of Common Stock (the “Warrant Shares”). The Shares and the Warrants are collectively referred to herein as the “Securities.”

The Securities are to be offered and sold by the Company pursuant to an underwriting agreement, dated April 14, 2022 (the “Underwriting Agreement”), entered into by and among the Company and Jefferies LLC and Cowen and Company, LLC, as representatives of the several underwriters named in the Underwriting Agreement, which is being filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K, filed on the date hereof.

We are acting as counsel for the Company in connection with the issue and sale by the Company of the Securities. We have examined and relied upon signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the Underwriting Agreement, the form of Warrant, minutes of meetings and actions of the stockholders and the Board of Directors of the Company as provided to us by the Company, the Certificate of Incorporation and Bylaws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

Our opinions set forth below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent transfer, fraudulent conveyance or similar laws relating to or affecting the rights or remedies of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing, and (iv) general equitable principles. We express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defense may be subject to the discretion of a court.

We also express no opinion herein as to any provision of any agreement (a) which may be deemed to or construed to waive any right of the Company, (b) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (c) relating to the effect of invalidity or unenforceability of any provision of the Warrants on the validity or enforceability of any other provision thereof, (d) which is in violation of public policy, including, without limitation, any provision relating to indemnification and contribution with respect to securities law matters, (e) which provides that the terms of the Warrants may not be waived or modified except in writing or (f) relating to choice of law or consent to jurisdiction.

We also express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware, the state laws of the State of New York and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that:

1.

The Shares have been duly authorized for issuance and, when such Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, such Shares will be validly issued, fully paid and nonassessable.

2.

The Warrants have been duly authorized by the Company and, when the Warrants are executed by the Company and delivered and paid for in accordance with the terms and conditions of the Underwriting Agreement, will constitute valid and legally binding obligations of the Company.

3.

The Warrant Shares have been duly authorized and reserved for issuance and, when issued, delivered and paid for upon exercise in accordance with the provisions of the Warrants, will be validly issued, fully paid and non-assessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, as an exhibit to the Current Report on Form 8-K to be filed by the Company on the date hereof in connection with the issuance and sale of the Securities and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ WILMER CUTLER PICKERING HALE AND DORR LLP